SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

ALLIANCE  IMAGING,  INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 600

Anaheim, CA 92806

(Address of principal executive offices, including zip code)

(714) 688-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 30, 2004, Alliance Imaging, Inc. (the “Registrant”) issued a press release announcing that it had completed the sale of $150 million in aggregate principal amount of its 7-1/4% Senior Subordinated Notes due 2012 in a private placement transaction.  The transaction was completed in reliance on the exemptions provided by Rule 144A and Regulation S under the Securities Act of 1933, as amended.  The new notes are governed by an Indenture, dated as of December 29, 2004, by and between the Registrant and The Bank of New York, as trustee.  Copies of the Indenture and the press release describing the notes offering are filed as Exhibits 4.5 and 99.1, respectively, hereto and incorporated herein by reference.

In connection with the notes offering, the Registrant also completed a refinancing of its Tranche C terms loans under its Senior Secured Credit Facilities and decreased the maximum amount of availability under its Revolving Loan facility from $150.0 million to $70.0 million through an amendment to its Credit Agreement, dated as of November 2, 1999, as amended.  A copy of the amendment to the Credit Agreement is filed as Exhibit 4.6 hereto and incorporated herein by reference.

In connection with the notes offering, the Registrant also completed its offer to purchase its outstanding 10-3/8% Senior Subordinated Notes due 2011.  The Registrant received tenders from holders of approximately $256.5 million in aggregate principal amount of the notes, representing approximately 98.6% of the outstanding notes, and accepted the notes for purchase.  In connection with the tender offer, the Registrant entered into a supplemental indenture eliminating substantially all of the restrictive covenants and certain events of default contained in the notes and the indenture.  A copy of the Supplemental Indenture is filed as Exhibit 4.7 hereto and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the first paragraph of Item 1.01 above and the Indenture filed as Exhibit 4.5 hereto are incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(c)                             Exhibits.

The following exhibits are filed with this Form 8-K:

4.5                                 Indenture, dated as of December 29, 2004, by and between the Registrant and the Bank of New York with respect to $150 million aggregate principal amount of 7¼% Senior Subordinated Notes due 2012

4.6                                 Third Amendment, dated as of December 29, 2004, to Credit Agreement

4.7                                 Supplemental Indenture, dated as of December 14, 2004, to Indenture with respect to 10-3/8% Senior Subordinated Notes due 2011

99.1                         Press Release dated December 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2004	ALLIANCE IMAGING, INC.

	By:	/s/ Russell D. Phillips, Jr
Name: Russell D. Phillips, Jr
Title: Executive Vice President and General Counsel

Exhibit Index

4.5                                 Indenture, dated as of December 29, 2004, by and between the Registrant and The Bank of New York with respect to $150 million aggregate principal amount of 7¼% Senior Subordinated Notes due 2012

4.6                                 Third Amendment, dated as of December 29, 2004, to Credit Agreement

4.7                                 Supplemental Indenture, dated as of December 14, 2004, to Indenture with respect to 10-3/8% Senior Subordinated Notes due 2011

99.1                         Press Release dated December 30, 2004